Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

1Q2007 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, April 24, 2007 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will report first quarter ended March 31, 2007 financial results before the market opens on Tuesday, May 8, 2007.

The Company will host a conference call at 9:00 a.m. ET, on Tuesday, May 8, 2007. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at http://www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (800) 238-9007 (U.S. and Canada) or (719) 457-2622 (international.) The access code for the call is 2447315.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets COLAZAL® (balsalazide) Capsules 750 mg, XIFAXAN® (rifaximin) Tablets, OSMOPREP™ (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG-3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for Oral Solution), VISICOL® Tablets

(sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous), PEPCID® (famotidine) for Oral Suspension, DIURIL® (chlorothiazide) Suspension, AZASAN® (Azathioprine Tablets, USP), ANUSOL-HC® (Hydrocortisone Cream, USP) and PROCTOCORT® (Hydrocortisone Cream, USP). Balsalazide disodium tablets, Granulated Mesalamine, SANVAR® (600 ug vials vapreotide acetate powder) and Xifaxan are under development for additional indications.

Salix trades on the NASDAQ Market under the ticker symbol “SLXP.”

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.